UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): March 1, 2023
BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	BSX PR A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On March 1, 2023, Boston Scientific Corporation (the “Company”) entered into a second amendment (the “Amendment”) to the Company’s $2.750 billion revolving credit agreement (the “Credit Agreement”), dated as of May 10, 2021, by and among the Company, as borrower, the several lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. The Amendment provides for, among other things, (i) the replacement of LIBOR with Term SOFR for the Eurocurrency Rate for Dollars, including applicable credit spread adjustments and relevant SOFR benchmark provisions, (ii) an extension of the scheduled maturity date from May 10, 2026 to May 10, 2027 for consenting lenders, and (iii) resetting the applicable date for purposes of determining the amounts of Cash Litigation Payments and restructuring charges and restructuring-related expenses that may be excluded from Consolidated EBITDA for purposes of the Company’s Maximum Leverage Ratio covenant, in each case from March 31, 2021 to December 31, 2022. Accordingly, with respect to permitted exclusions from Consolidated EBITDA for purposes of calculating the Maximum Leverage Ratio, the Company may exclude, among other things, (x) any Cash Litigation Payments provided that the aggregate amount of such Cash Litigation Payments since December 31, 2022 (previously March 31, 2021) shall not exceed $1,000,000,000 plus all Accrued Legal Liabilities as set forth in the financial statements of the Borrower for the period ended December 31, 2022 (previously March 31, 2021), and (y) any cash and non-cash charges with respect to restructurings, plant closings, staff reductions, distributor network optimization initiatives, distribution technology optimization initiatives or other similar charges, provided that the aggregate amount of all such charges shall not exceed $500,000,000 since December 31, 2022 (previously March 31, 2021).

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Amendment and the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment, dated as of March 1, 2023, to Credit Agreement, dated as of May 10, 2021, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 1, 2023	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel, and Assistant Secretary